
                                                         Registration No.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                            MICROPAC INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

   Delaware                                                        75-1225149
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                          Identification No.)

    905 E. Walnut, Garland, TX 75046
(Address of Principal Executive Offices)

                         -------------------------------

                            MICROPAC INDUSTRIES, INC.
                         2001 EMPLOYEE STOCK OPTION PLAN
                         -------------------------------
                                JAMES K. MURPHEY
                             GLAST PHILLIPS & MURRAY
                           13355 NOEL RD., SUITE 2200
                                DALLAS, TX 75240

                  ---------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------- ---------------- ------------------ ------------------ ------------------

Title of Security   Amount to        Proposed Maximum   Proposed Maximum   Amount of
to be Registered    be               Offering Price     Aggregate          Registration Fee
                    Registered       Per Share (1)      Offering Price
------------------- ---------------- ------------------ ------------------ ------------------
Common Stock,       500,000 Shares          $1.75           $875,000          $231.00
$0.10 par value
------------------- ---------------- ------------------ ------------------ ------------------

(1)The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on (i) 500,000 shares of Common Stock which may be purchased upon exercise of outstanding options and (ii) the average price of $1.75 at which options may be exercised.
================================================================================

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the reference in this Registration Statement pursuant to
Item 2 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents (Commission file number 0-5109), which have been filed by MICROPAC INDUSTRIES, INC., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-KSB for the year ended November 30, 2000 (filing date January 24, 2001).

         (b) The description of the Company's Common Stock, which is contained in the Company's proxy statement dated February 1, 2001, relating to the Company's annual meeting of stockholders held on March 1, 2001 and filed on or about February 2, 2001.

         (2) The Company's Form 10Q SB for the quarters ended February 24, 2001, and May 26, 2001, dated March 30, 2001 and June 27, 2001
                  (filing dates April 4, 2001 and July 3, 2001); and

         (3) The Company's Form 8K dated January 10, 2001 (filing date February 6, 2001).

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other Court shall deem proper.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed herewith or incorporated by reference:

Exhibit No. 4.1   Exhibit Description

         Certificate of Incorporation of the Registrant.

Exhibit No. 4.2

         By-Laws of the Registrant.

Exhibit No. 4.3

         Micropac Industries, Inc. 2001 Employee Stock Option Plan.

Exhibit No. 23.0

         Opinion of James K. Murphey, P.C., Secretary of the Company, and a member of GLAST, Phillips and Murray, Dallas, Texas.

Exhibit No. 23.1

         James K. Murphey, P.C. (Included as part of his opinion filed as Exhibit 4.4 and incorporated herein by reference).

Exhibit No. 23.2

         Consent of Arthur Andersen L.L.P.

 Exhibit No. 24

         Powers of Attorney (included in the signature page to the Registration Statement).

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

         (5)      To file  during any period in which  offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement (except to the extent that the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to
                           Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement); notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectuses to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospects to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County Dallas, Garland, Texas, on this 31st day of July, 2001.

                                       MICROPAC INDUSTRIES, INC.


                                       By: /s/
                                          --------------------------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below appears below constitutes and appoints NICHOLAS NADOLSKY, CONNIE WOOD AND JAMES K. MURPHEY, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) or supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated in one or more counter-parts.

   Signature                           Title                           Date

/s/ Nicholas Nadolsky     Chairman of the Board and Chief          July 31, 2001
---------------------     Executive Officer (Principal executive
Nicholas Nadolsky         officer)



/s/ Connie Wood           President and Chief Operating Officer    July 31, 2001
---------------
Connie Wood

/s/ James K. Murphey      Secretary and Director                   July 31, 2001
--------------------
James K. Murphey


/s/ H. Kent Kearn         Director                                 July 31, 2001
-----------------
H. Kent Kearn


/s/ Heinz-Werner Hempel   Director                                 July 31, 2001
-----------------------
Heinz-Werner Hempel


                                INDEX TO EXHIBITS
Exhibit  Description

4.3      Micropac Industries, Inc., 2001 Employee Stock Option Plan

23.0 Opinion of James K. Murphey, P.C., Secretary of the Company, and a member of GLAST, Phillips and Murray, Dallas, Texas.

23.1 James K. Murphey, P.C. (Included as part of his opinion filed as Exhibit 4.4 and incorporated herein by reference).

23.2     Consent of Arthur Andersen, L.L.P.

24 Powers of Attorney (included in the signature page to the Registration Statement).